Exhibit 10.10

Loan Agreement

Contract Number: (2004) Bank of China, Shenzhen Corporate Loan No. 42001

Borrower (hereinafter “Party A”):  Hunan Zhaoheng Hydropower Co., Ltd.

Business License Number of Enterprise Legal Person: Joint Venture, Changde, Hunan, No. 000427

Legal Representative: Hong Zhu

Domicile: Power Station Road, Shimen County, Changde City

Telephone:  0736-7703900

Lender (hereinafter “Party B”): Bank of China, Shenzhen Branch

Person in-charge: Jianyou, Zhang

Domicile: No. 2022 Jianshe Road, Shenzhen City

Telephone: 82288288

Party A applies to Party B for borrowing money because of the business operation needs, and the Parties, through consultation, have agreed to execute the Agreement as follows:

Article 1.           Currency and Amount of the Loan

The currency under this Loan is Renminbi, the amount of the Loan under this Agreement is (word) RMB a hundred and eighty million, and (Arabic numerals) RMB 180,000,000.

Article 2.           Purpose of the Loan

The Loan hereunder shall be used for the expansion of Sanjiangkou Hydropower Station, and, Party A shall not change the purpose of the Loan hereunder without the written consent of Party B.

Article 3.           Term of the Loan

The term of this loan is 96 months from the date of effectiveness of this Agreement.

Article 4.           Interest Rate and Interest Calculation

1. Interest Rate: The interest rate shall be 5.76% .  During the Loan term, if the country's related authority or Party B adjusted the interest rate or the manner of calculation of interest in accordance with the related regulations, the interest of this contract shall be adjusted accordingly without the obligation to notify Party B and the Guarantor;

2. The interest shall be calculated from the date of first drawdown and the actual days the borrower uses. One year shall be calculated as 360 days.  Interest on the loan hereunder will be settled on a quarterly basis (monthly/quarterly). Interest settlement day is fixed at the twentieth day of the last month of a quarter (month/end of quarter).  If the maturity date of the Loan is not the same as the interest settlement day, the maturity date of the Loan shall be the interest settlement date for the last installment.  For the interests Party A fails to pay on time during the term of loan, Party B is entitled to collect interest in accordance with the interest rate stipulated in the Agreement starting from the interest settlement day.  After the loan is overdue, Party B is entitled to collect interest at the rate of 2.4‰ per day on the unpaid interest if the currency of the loan is Renminbi or claim penalty interest at a rate of BLANK upward the original interest rate if the currency of the loan is foreign currency until all the interest has been paid off;

3. Overdue interests and misusing interest: Repayment overdue means Party A fails to repay the Loan on time as stipulated in the Agreement and fails to reach an agreement with Party B regarding the extension.  Should Party A fail to repay the Loan under the Agreement on time, Party B has the right to collect the overdue interest at the rate of 2.4‰ per day to the overdue amount if the currency of the loan is Renminbi, or claim penalty interest at a rate of BLANK upward the original interest rate if the currency of the loan is foreign currency. Should Party A fail to use the Loan for the purpose as stipulated in the Agreement, Party B has the right to collect interest at the rate of 2.4‰ per day on any balance of the Loan used by Party A in breach of this Agreement for the days of breach if the currency of the loan is Renminbi, or claim penalty interest at a rate of BLANK upward the original interest rate on any balance of the Loan used by Party A in breach of this Agreement for the days of breach if the currency of the loan is foreign currency;

4. Repayment of interest: Party A shall repay the interest on every interest settlement day, or Party B may deduct the amount payable directly from the savings account of Party A.

Article 5.           Grant of the Loan

Party A shall start collecting the Loan under this Agreement within _BLANK_ month after the effective date of the Agreement, or collect the Loan in accordance with the grant plan stipulated in this Agreement.  The grant plan is confirmed by the Parties through consultation.  Party A may collect the Loan in one time or by installment for the purpose stipulated in this Agreement.   Should Party A fail to collect the Loan in accordance with the grant plan, Party A will not have the right to collect the amount that has not been collected without the consent of Party B, and Party B shall be entitled to collect the commitment fee of _____ in one time from Party A at the rate of _____.  For every withdrawal, Party A has to fulfill the collecting procedures as required by Party B.

Article 6.           Repayment of the Loan

Party A shall repay all the principal and interest before the maturity date of the Loan as stipulated in the Agreement.  If a repayment plan is included, Party A shall make the repayment in accordance with the plan.

For early repayment, Party A shall obtain the written consent of Party B.  Party B is entitled to collect the compensation of ______in one time from Party A for the early repayment, and Party A shall not collect the part of the Loan that has been repaid early.  If there is a repayment plan in the Agreement, the early repayment shall be made in the reversed order of the repayment plan.

In the event Party A may fail to repay the Loan on time and need an extension, Party A shall apply to Party B for the extension in writing one month in advance, and Party B has the right to decide whether to grant the extension.

Article 7.           Security of the Loan

All debts under the Agreement is guaranteed by Shenzhen Zhaoheng Industrial Co., Ltd in accordance with the Guarantee Contract, (2004) Bank of China, Shenzhen, Guarantee No. 0011, and the Pledge Contract, (2004) Bank of China, Shenzhen, Pledge No. 0005. The guarantor shall bear the guarantee obligations as stipulated.

Article 8.           Rights and Obligations of Both Parties

1. Rights and Obligations of Party A

(1) Party A has right to collect and use the Loan as stipulated herein;

(2)  Party A shall repay the principal and interest of the loan on schedule and assume the related expenses as stipulated herein;

(3) Party A shall provide the relevant materials as required by Party B, including but not limited to providing the reports regarding its operation and financial conditions, sheets, certificates, and documents, and shall be responsible for the accuracy, trueness, completeness and validity of the information provided by it;

(4) Party A shall notify Party B in writing the following issues:

(i) The event of breach of contract under any loan contracts or credit line agreements and the sub-credit contracts or guaranty contracts between the Party A and any branches of Bank of China or other banks, non-bank financial organizations and creditors;

(ii) Any change in the corporate structure, business scope, shareholder and senior management personnel, agreement of joint venture operation and articles of association, and the internal organizational structure;

(iii) Involvement in illegal activity or material litigation or debt claiming of the legal representative or main responsible person;

(iv) Serious difficulty in operation, deterioration of financial condition on the part of Party A;

(v) Before repaying in full the principal and interest of the Loan under this Agreement, any debt that has been or will be owned by Party A, or any mortgate or pledge guarantee that has been or will be provided by Party to any third parties;

(vi) Party A’s involvement of any litigation or arbitration that have been brought because of the creditor-debtor disputes;

(vii) Other events that might affect Party A’s financial conditions and ability of paying debts.

(5) Party A’s debts shall not exceed its net assets, and Party A shall not dispose the assets which will make adverse impact on its ability of paying debts;

(6) Party A shall accept the credit investigation and supervision by Party B and provide enough assistance and cooperation;

(7) Whether or not Party A and the guarantor under this Agreement have reached or may reach a counter-guarantee contract, such contract shall not legally or factually damage Party B’s rights under this Agreement;

(8) Party A shall obtain the written consent from Party B in advance of any of the following events:

(i) Reducing the registered capital, division, merger, consolidation, joint stock restructuring or other major structure changes, revocation, dissolution, and going out of business;

(ii) Major issues regarding investment and assets transfer;

(iii) Trading of property right or operation right by leasing, contracting, joint operation, or trusteeship;

(iv) Adjustment or assignment of equity interest or other major issues regarding the change of equity interest structure;

(9) In the event that Party A’s income in a fiscal year is not enough to repay the due principal, interest, and other expenses under this Agreement, Party A shall not issue dividend or bonus in any form to shareholders;

(10) The proportion of Party A’s deposit and settlement business with Party B of the total deposit and settlement business Party A shall not be lower than the proportion of Party A’s credit granted by Party B of Party A’s total credit granted by financial institutions.

2. Rights and Obligations of Party B

(1)  Extends the Loan in accordance with the provisions stipulated herein;

(2) Party B has right to supervise and investigate using conditions of the Loan and collect the principal and interest of the Loan on time;

Article 9.           Breach of Contract

1. The occurrence of any of the following events constitutes the breach of contract by Party A under this Agreement:

(1) Fails to use the Loan in accordance with the purpose stipulated hereunder;

(2) Fails to pay the due principal, interest, expenses or other payable in accordance with the Agreement;

(3) Party A breaches the obligations set forth in Article 8 hereunder;

(4) Party A breaches other loan agreements or guaranty agreements or the Guarantor breach the guaranty agreement which may affect Party A to perform the obligations under this Agreement;

(5) The value of the mortgaged property or pledged property that provides guarantee for this Agreement decreases so clearly that affect Party B’s rights and benefits, and the mortgagor or the pledgor fails to provide additional security;

(6) Serious deterioration of operation conditions on the part of Party A;

(7) Party A transfers assets or withdraws capital or conducts other acts to evade the debts;

(8) Party loses the business credit;

(9) Party A involves in litigation or arbitration proceedings and other legal disputes with third parties, where Party B considers it may cause adverse effect or impair on the rights and interests of Party B hereunder;

(10) Any events that has caused or may cause Party A lose the ability of repaying debts;

(11) Intentionally conceals important issues relevant to the execution of the Agreement or provides false information;

(12) Before the maturity date of the Loan under this Agreement, Party A expresses specifically or the conducts of Party A show clearly that Party A refuses to undertaken the major debts under this Agreement;

(13) Party A fails to inform Party B serious issues that affect the security of the Loan;

(14) Party A breaches obligations under the Account Supervision Agreement executed by both Parties and Bank of China, Changde Branch on March 03, 2004;

2. The occurrence of any of the following events constitutes the breach of contract by Party B under this Agreement:

(1) Party B fails to grant the Loan as stipulated herein;

(2) Party B breaches the interest rate stipulated in this Agreement and demands additional interest and other expenses;

Article 10.          Liabilities for Breach of Contract

1. In the event of the breaches in the Section 1 of Article 9 herein, Party B shall be entitled to exercise one or more of the following rights:

(1) Requests Party A to rectify within the period designed by Party B;

(2) In the event of misusing the Loan, calculates and collects interest in accordance with the Section 3 of Article 4 under the Agreement;

(3) For the overdue repayment, calculates and collects interest in accordance with the Section 3 of Article 4 under the Agreement;

(4) Deduct and transfer the overdue principal, interest, expenses and damages directly from the Party A’s account;

(5) Suspense the Agreement by notifying Party A in writing and requests Party A to regain the ability of execution within a month or provides new security acceptable to Party B;

(6) Rescind this Agreement;

(7) Cancel the credit or stops granting the Loan;

(8) Accelerate the maturity immediately and requires Party A to promptly repay the principal, interest and expenses of all the mature or immature debts hereunder.

2. In the event of the breaches in the Section 2 of Article 9 herein, Party A shall be entitled to exercise one or more of the following rights:

(1) Request Party B to rectify within the period designed by Party A;

(2) Repay the Loan in advance;

(3) Rescind this Agreement.

Article 11.          Supplement and Amendment of the Agreement

1. This Agreement may be supplemented and amended in writing. Any amendment and supplement shall be an integral part of this Agreement;

2.  In the event of change of laws or regulations which will cause any terms contained in this Agreement become illegal or loss of the power of compulsory enforcement, the legality, validity, and the power of compulsory enforcement of other parts of this Agreement shall not be impaired by it. Both Parties shall make efforts to promptly amend the terms that become illegal, invalid or loss of compulsory enforcement power.

Article 12.          Notarization of the Agreement

Should the Agreement need to be notarized, Party A shall assume the expense of notarization.  Once the Agreement is notarized, Party B has the right to apply for compulsory enforcement directly if Party A fails to fulfill the obligations.

Article 13.           Appendices of the Agreement

The appendices hereto are an integral part of the Agreement. The Agreement and the appendices hereto have the equal legal force:

1.	Certificate of Indebtedness;

2.	Security Documents;

3.	Repayment Plan;

4.	Other necessary materials agreed by both Parties.

Article 14.          Other Matters Agreed

1. Party A shall assume all expenses related to this Agreement;

2.Party A shall not assign any right and obligation under this Agreement to third parties without the written consent of Party B;

3. Commitment fees and compensation fees under this Agreement are within the category of damages agreed by both Parties;

Article 15.          Applicable Laws and Dispute Settlement

The applicable laws of the Agreement are the laws of the People’s Republic of China.

Any dispute arising during the performance of this Agreement may be settled through consultation. If the consultation fails, it shall be settled through the first of the following methods:

1. Bring a suit before the court in the jurisdiction where Party B domiciles;

2. File the dispute to   BLANK   arbitration commission for arbitration in accordance with the effective arbitration rules of the arbitration commission.

Article 16.          Effectiveness of the Agreement

1. This Agreement is executed by the authorized representatives of the Parties and affixed with the official seals of both Parties;

2. The guarantee contract under this Agreement becomes effective;

3. The above mentioned Account Supervision Agreement executed by both Parties and Bank of China, Changde Branch becomes effective;

4. Should the notarization needed, the Agreement becomes effective only after the notarization.

Article 17.          Form of the Agreement

The Agreement is executed in quintuplicate with the equal legal effect.  Each of Party A and Party B shall hold two, and the Guarantor shall hold one.

Party A (Seal): (Seal)

 Authorized representative (Signature):

                    /s/ Zhengxi Wang

Party B (Seal): (Seal)

Authorized representative (Signature):        /s/ Jianyou Zhang

March 03, 2004 in Shenzhen